Exhibit 4.1

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.,
as the Company,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

0.00% Convertible Senior Secured Notes due 2028

INDENTURE

Dated as of May 29, 2025

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INDENTURE dated as of May 29, by and between TRUMP MEDIA & TECHNOLOGY GROUP CORP., a Florida corporation (the “Company”), the GUARANTORS party hereto from time to time and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity for the holders of the Notes Obligations under the Indenture and Collateral Documents, and any successor pursuant to the provisions of this Indenture and the Collateral Documents, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $1,000,000,000 aggregate principal amount of its 0.00% Convertible Senior Secured Notes due 2028 on the date hereof (the “Notes”);

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, Form of Company Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 2.5 and Section 3.4.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal or state law.

“Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.

“Bitcoin Escrow Account” means a securities account that is opened and maintained to hold Digital Assets constituting Collateral.

“Bitcoin Escrow Agreement” means an escrow deposit agreement or other control agreement, by and among the Collateral Agent, the Company and/or the Digital Assets Subsidiary and an escrow agent in form reasonably acceptable to the Collateral Agent that grants to the Collateral Agent control over all Digital Assets maintained in the Bitcoin Escrow Account.

“Board of Directors” means the board of directors of the Company or, with respect to any other Grantor, the board of directors, board of managers, manager or similar governing body of such Person.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law or executive order to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means such coin or currency of the United States of America as at any time of payment is legal tender for the payment of public and private debts.

“Cash Equivalents” means:

(1)          United States dollars;

(2)          securities, including readily marketable obligations, issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)          certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, money market or demand deposit accounts, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any nationally or state chartered commercial bank or any branch or agency of a foreign bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000;

(4)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)          short-term commercial paper having a rating of P-1 (or higher) from Moody’s or A-1 (or higher) from S&P and, in each case, maturing within 12 months after the date of acquisition;

(6)          marketable short-term money market and similar securities having a rating of at least P-1 from Moody’s or A-1 from S&P and, in each case, maturing within 12 months after the date of creation thereof;

(7)         readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;

(8)          euro, or any national currency of any participating member of the Economic and Monetary Union of the European Union or any national currency of the United Kingdom or Canada; and

(9)          investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (8) above; provided that such amounts are converted into any currency listed in clauses (1) and (8) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the date on which the initial issuance and delivery of the Notes is consummated in exchange for the payment of the purchase price therefor, as specified in the purchase agreement or other definitive documentation relating to the Notes.

“Collateral” has the meaning assigned to it in the Collateral Agreement.

“Collateral Account” means one or more deposit accounts of the Company and/or the Digital Assets Subsidiary, in each case, that is subject to a deposit account control agreement in favor of the Collateral Agent, in form reasonably acceptable to the Collateral Agent.

“Collateral Agreement” means the Collateral Agreement to be dated as of the Issue Date, by and between the Company, the other Grantors from time to time a party thereto, and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Collateral Agreement, any control agreement with respect to the Collateral Accounts (including financing statements under the UCC of the relevant states), and any Bitcoin Escrow Agreement or similar securities control agreement with respect to the Bitcoin Escrow Account, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any obligations under the Notes Documents or under which rights or remedies with respect to any such Note Liens are governed.

“Collateral Requirement” means, at any time on or after the Issue Date, the requirement that:

(1)         the Collateral Agent shall have received each Collateral Document required to be delivered on or after the Issue Date pursuant to Section 13.1 hereof, subject to the limitations and exceptions of this Indenture and the Collateral Documents, duly executed by the Company and each Guarantor party thereto;

(2)        the Notes Obligations shall have been secured pursuant to the Collateral Agreement by a  perfected security interest in all Collateral free and clear of all Liens other than Permitted Collateral Liens, subject to the limitations and exceptions of this Indenture and the Collateral Documents; and

(3)         except as otherwise contemplated by, and subject to the limitations set forth in, this Indenture or any Collateral Document, the Company and each Guarantor shall execute any and all further documents, financing statements, applications for registration, agreements and instruments and use commercially reasonable efforts to take all further action that may be required under applicable law, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents in the Collateral.

The Collateral Agent may (at the direction of the Holders of a majority in outstanding principal amount of the Notes) grant extensions of time for the perfection of security interests with respect to particular assets where it reasonably determines, in consultation with the Company, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the Collateral Documents; provided, that such extension cannot exceed 15 calendar days.

Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Collateral Document to the contrary:

(a)         The foregoing definition shall not require any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control (other than with respect to the Bitcoin Escrow Account and/or the Collateral Account to the extent required under this Indenture and the Collateral Agreement in an amount necessary so that the Loan-to-Collateral Ratio that is less than or equal to the Loan-to-Collateral Ratio Compliance Level); or

(b)          no actions (i) in any non-U.S. jurisdiction or (ii) required by the laws of any non-U.S. jurisdiction shall be required to be taken to create, perfect or maintain any security interest or make enforceable any security interests or otherwise (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed by any non-U.S. jurisdiction).

“Common Stock” means, the common stock of the Company, par value $0.0001 per share.

“Company” means the party named as such in the preamble to this Indenture and its successors and not any of its Subsidiaries.

“Company Order” means a written order or request signed in the name of the Company by one of its Officers and delivered to the Trustee or Collateral Agent, as applicable, which directs the Trustee or Collateral Agent to take certain action or actions as specified therein.

“Conversion” means, with respect to any Note, the conversion of such note pursuant to Article V into Conversion Consideration. The terms “Convert,” “Converted,” “Convertible,” “Converting” and similar capitalized terms have meanings correlative to the foregoing.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.2(a) to convert such Note are satisfied, subject to Section 5.3(c) and with respect to the Forced Conversion of the Note, the Forced Conversion Date.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 28.8 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article V; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon Conversion of any Note.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DJT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided that if the conditions set forth in Section 5.3(a)(1)(E) are not satisfied, then Cash Settlement.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Digital Asset” means any blockchain-based digital asset, cryptocurrency or other cryptoasset, whether or not denominated in U.S. dollars or another currency or deemed to be a “security” under Section 2(a)(1) of the Securities Act, and including, without limitation, Bitcoin; provided that “Digital Asset” does not include the underlying software or protocol governing transfers of digital representations of value; provided further that Digital Assets shall not include any legal tender of the United States.

“Digital Asset Market Value” means, with respect to a Digital Asset, the seven (7) day moving average price of such Digital Assets for the seven (7) days immediately preceding any date of determination, as determined by reference to the CME Bitcoin Reference Rate – New York Variant (BRRNY) in the case of Bitcoin, and as determined by reference to the applicable CME CF Cryptocurrency Benchmark in the case of any other Digital Asset. Neither the Trustee nor the Collateral Agent shall have any duty to determine the Digital Asset Market Value.

“Digital Assets Subsidiary” means a Wholly Owned Subsidiary of the Company whose assets consist substantially entirely of Digital Assets which are, or will become, Collateral.

“Discharge” means, with respect to any Collateral, the date on which such Notes Obligations are no longer secured by such Collateral. The term “Discharged” shall have a corresponding meaning.

“Disposition” or “Dispose” means the sale, lease, sublease, conveyance, transfer or other disposition of any property of any Person.

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.2(i), the Company does not offer to repurchase any Notes.

“Family Member” shall mean, with respect to any Person, any current or former spouse, parents or step-parents of such Person and any lineal descendants of the foregoing.

“Federal Electronic Signatures” means electronic signatures as defined under the Electronic Signatures in Global and National Commerce Act (the “ESIGN Act”), 15 U.S.C. § 7001 et seq., or any other applicable federal law, which includes an electronic sound, symbol, or process attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record. For the avoidance of doubt, “Federal Electronic Signatures” shall have the same legal effect, validity, and enforceability as a manually executed signature to the extent and as provided for under applicable federal law, including the ESIGN Act.

“Forced Conversion Trigger” shall have occurred if, at any time following the date that is six (6) months after the Issue Date, (A) the Last Reported Sale Price per Common Stock exceeds one hundred thirty percent (130%) of the Conversion Price for any of twenty (20) consecutive Trading Days during a 30-day trading period.

“Freely Tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an affiliate of the Company, and that has not been an affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale  or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owners” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock; provided, however, that such clause (A) or (B) shall not apply to any transfer of shares owned by the Donald J. Trump Revocable Trust, dated April 7, 2024, from such trust to President Donald J. Trump, any Family Member, heirs, executors or personal representatives of President Donald J. Trump or any estate planning vehicles or trusts established or controlled by President Donald J. Trump or for which he is the beneficiary;

(B) the consummation of (i) any sale, lease, license or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The New York Stock Exchange Texas, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The New York Stock Exchange Texas, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration. For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.2(f)(1) and Section 4.2(f)(2).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.2(d).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means the legend set forth in Exhibit B-2, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantor” means the Company and the Guarantors.

“Guarantor” means collectively, each Subsidiary that is from time to time a party to the Collateral Agreement.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specific Person, any indebtedness of such Person (excluding accrued expenses and trading payables), whether or not contingent:

(1) in respect of borrowed money; or

(2) evidenced by bonds, notes, debentures or similar instruments.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency, arrangement or assignment for the benefit of creditors, whether under the Bankruptcy Code or any other Debtor Relief Law.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2025.

“Interest Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and (B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Issue Date” means May 29, 2025.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention

“Loan-to-Collateral Ratio” means, as of any date of determination, the ratio of (a) the aggregate outstanding principal balance of all Notes to (b) the sum of (i) the aggregate Digital Asset Market Value of all Collateral consisting of Bitcoin multiplied by 0.5263157895, plus (ii) the aggregate value of all Collateral consisting of Cash and Cash Equivalents multiplied by 1.00.

“Loan-to-Collateral Ratio Compliance Level” means 1.00 to 1.00.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means in the case of a Make-Whole Fundamental Change pursuant to the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the seventieth (70th) Trading Day (or, in the case of a Make-Whole Fundamental Change resulting from a transaction or a series of related transactions comprising such Make-Whole Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, the thirty-fifth (35th) Trading Day) after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

 “Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means May 29, 2028.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Collateral Agent, Registrar, Paying Agent or Conversion Agent.

“Note Liens” means the Liens securing the Notes Obligations.

“Note Party” means the Company and the Guarantors.

“Notes Documents” means the collective reference to this Indenture, the Notes issued pursuant thereto, the Guarantees and the Collateral Documents, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Notes Obligations” means the Obligations of the Company and the Guarantors pursuant to the Notes Documents.

“Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, with respect to any Note to be converted, (A) if the Conversion Date for such Note occurs on or before the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date and (B) otherwise the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Collateral Liens” means (i) Liens arising under the Collateral Documents in favor of the Collateral Agent, (ii) customary Liens  arising in favor of any escrow agent, securities intermediary or custodian under the Bitcoin Escrow Agreement or any deposit bank under the Collateral Account and (iii) involuntary Liens and other Liens arising by operation of law that do not have priority over the Liens of the Collateral Agent.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock Company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or Insolvency Proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or Insolvency Proceeding.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and (B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Repurchase” means the repurchase of any Note by the Company pursuant to Section 4.3.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.2.

“Restricted Notes Legend” means the legend set forth in Section 2.10(d)(2) required to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Global Ratings or any of its successors or assigns.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is  not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all annual, quarterly and current reports, proxy statements, registration statements, prospectuses and other material schedules, forms, statements and other material documents filed by any Note Party or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).

“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Notes Obligations.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, in each case, when measured against the consolidated, combined assets and operations of the Company and its Subsidiaries.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.3(a).

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person:

(1)        any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2)          any partnership, joint venture, limited liability company or similar entity of which:

(a)         more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)          such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3)          at the election of the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transactions” means, collectively, (i) the execution and delivery of this Indenture and related documentation, the issuance of the Notes offered hereby and the use of the proceeds thereof and (ii) payment of fees, commissions and expenses in connection with the foregoing.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)         such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)         such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)         such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture..

“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all of the Capital Stock of which is owned by the Company.

Section 1.2          Other Definitions.

Term	Section
“Action”	Section 13.7(v)
“Additional Shares”	Section 5.7(a)
“Business Combination Event”	Section 6.1(a)
“Cash Settlement”	Section 5.3(a)
“CERCLA”	Section 13.7(q)
“Collateral Agent”	Preamble
“Combination Settlement”	Section 5.3(a)
“Common Stock Change Events”	Section 5.9(a)(4)
“Company Conversion Notice”	Section 5.10(a)
“Company Notice”	Section 4.3(a)
“Conversion Agent”	Section 2.6(a)
“Conversion Consideration”	Section 5.3(b)(1)
“Covenant Defeasance”	Section 8.3
“Default Interest”	Section 2.5(b)
“Defaulted Amount”	Section 2.5(b)
“Deferred Additional Interest”	Section 3.4(c)(1)
“Deferred Additional Interest Demand Request”	Section 3.4(c)(1)
“De-Legending Deadline Date”	Section 2.10(d)
“DTC”	Exhibit B-2
“Event of Default”	Section 7.1
“Expiration Date”	Section 5.5(a)(5)
“Expiration Time”	Section 5.5(a)(5)
“Forced Conversion”	Section 5.10(a)
“Fundamental Change Notice”	Section 4.2(e)
“Fundamental Change Repurchase Right”	Section 4.2(a)
“Guarantee”	Exhibit C
“Guaranteeing Subsidiary”	Exhibit C
“Indenture”	Exhibit A; C
“Legal Defeasance”	Section 8.2
“Notes”	Recitals
“Notice of Default”	Section 7.1(a)(6)
“Notice of Election to Pay Deferred Additional Interest”	Section 3.4(c)(1)
“Paying Agent”	Section 2.6(a)
“Physical Settlement”	Section 5.3(a)
“Reference Property”	Section 5.9(a)(4)
“Reference Property Unit”	Section 5.9(a)(4)

“Register”	Section 2.6(b)
“Registrar”	Section 2.6(a)
“Related Person”	Section 13.7(b)
“Reporting Event of Default”	Section 7.3(a)
“Repurchase Date”	Section 4.3(a)
“Repurchase Expiration Time”	Section 4.3(a)(1)
“Repurchase Notice”	Section 4.3(a)
“Repurchase Price”	Section 4.3(a)
“Qualified Institutional Buyer”	Exhibit B-1
“Security Document Order”	Section 13.7(r)
“Specified Courts”	Section 12.6
“Spin-Off”	Section 5.5(a)(3)(B)
“Spin-Off Valuation Period”	Section 5.5(a)(3)(B)
“Successor Entity”	Section 6.1(a)(1)
“Successor Person”	Section 5.9(a)(4)(C)
“Supplemental Indenture”	Exhibit C
“Tender/Exchange Offer Valuation Period”	Section 5.5(a)(5)
“Trustee”	Preamble

Section 1.3           UCC. Unless otherwise defined in this Indenture, terms defined in Article 8 or 9 of the UCC are used in this Indenture as such terms are defined in such Article 8 or 9.

Section 1.4           Rules of Construction.

(a)          Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          “including” means including without limitation;

(5)          words in the singular include the plural and words in the plural include the singular;

(6)          ”will” shall be interpreted to express a command;

(7)          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(8)          all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(9)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(10)       except as otherwise stated, (a) references herein to Articles, Sections and Exhibit mean the Articles and Sections of and Exhibits to this Indenture and (b) each reference herein to a particular Article or Section includes the Sections, subsections and paragraphs subsidiary thereto;

(11)       references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(12)       words used herein implying any gender shall apply to both genders.

Section 1.5          Trust Indenture Act. For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

Article II
THE NOTES

Section 2.1          Form, Dating and Denominations.

(a)          The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.9 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

(b)         Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

(c)          The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

(d)          Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

(e)          The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.2          Execution, Authentication and Delivery.

(a)          Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(b)          Authentication by the Trustee and Delivery.

(1)         No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(2)        The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.2(a); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(3)         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.3          Notes.

On the Issue Date, there will be originally issued one billion dollars ($1,000,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.2). Notes issued pursuant to this Section 2.3, and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Notes.”

Section 2.4          Method of Payment.

(a)         Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Repurchase Date or Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(b)         Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Repurchase Date or Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register (as defined below). To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.5          Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(a)         No Regular Interest; Accrual and Payment of Additional Interest. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete; provided, however, that Additional Interest, if any, will accrue on the Notes to the extent, and only to the extent, provided in Section 3.4. Additional Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b)        Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Additional Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(c)         Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.6          Registrar, Paying Agent and Conversion Agent.

(a)        Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.6(a), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(b)         Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(c)         Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.6(a), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(d)         Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.7          Paying Agent and Conversion Agent to Hold Property in Trust. The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (8) or (9) of Section 7.1(a) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.8          Holder Lists. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.9           Legends.

(a)          Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(b)          Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(c)          Restricted Notes Legend. Subject to the other provisions of this Indenture,

(1)          each Note that is a Transfer-Restricted Security will bear the Restricted Notes Legend; and

(2)         if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.9(c)(2)), including pursuant to Section 2.10(b), 2.10(c), 2.11 or 2.12, then such Note will bear the Restricted Notes Legend if such old Note bore the Restricted Notes Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Notes Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(d)          Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(e)          Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.9 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(f)          Restricted Stock Legend.

(1)         Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(2)         Notwithstanding anything to the contrary in this Section 2.9(f), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10         Transfers and Exchanges; Certain Transfer Restrictions.

(a)          Provisions Applicable to All Transfers and Exchanges.

(1)         Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(2)        Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(a)(2)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(3)         No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, Section 2.16 or 8.5 not involving any transfer.

(4)         Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(5)         Trustee’s Disclaimer. Neither the Trustee nor any Note Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required to be delivered to it by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(6)          Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.9.

(7)         Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(8)          Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Notes Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(b)          Transfers and Exchanges of Global Notes.

(1)        Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(A)      (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(B)       an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a Holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(C)       the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(2)         Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(A)       the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.14);

(B)       if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(C)       if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, a new Global Note bearing each legend, if any, required by Section 2.9; and

(D)      if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.9.

(3)          Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(c)          Transfers and Exchanges of Physical Notes.

(1)          Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A)       surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(B)       deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(d).

(2)        Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(c)(2)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(A)       such old Physical Note will be promptly cancelled pursuant to Section 2.14;

(B)       if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.9;

(C)       in the case of a transfer:

a.          to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.9; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.9 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and, upon receipt of a Company Order, the Trustee will authenticate, in each case in accordance with Section 2.2, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.9; and

b.         to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.9; and

(D)      in the case of an exchange, the Company will issue, execute and deliver, and the Trustee, upon receipt of a Company Order, will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.9.

(d)        Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Notes Legend or is a Transfer-Restricted Security requests to:

(1)          cause such Note to be identified by an “unrestricted” CUSIP number;

(2)          remove such Restricted Notes Legend; or

(3)          register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that, without limiting Section 2.10(e), no such certificates, documentation or evidence (other than, in the case of the following clause (w), a written request in the form contemplated by Section 2.10(e)) need be so delivered (w) on or and after the date that is six (6) months after the Issue Date of such Note if the requirements of Rule 144(c) and (i) are then satisfied with respect to the Company; (x) in connection with any transfer of a beneficial interest in a Global Note pursuant to Rule 144A; (y) in connection with any transfer of such Note to the Company or one of its Subsidiaries; or (z) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act.

(e)         Certain De-Legending Procedures. Subject to the Depositary Procedures, if a Holder of any Note or share of Common Stock issued upon conversion of any Note, or an owner of a beneficial interest in any Global Note, or in a global certificate representing any share of Common Stock issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, the Company shall reissue such Note or share without a Restricted Notes Legend or Restricted Stock Legend, as applicable, then the Company will cause the same to occur (and, if applicable, cause such Note or share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request (“De-Legending Deadline Date”).

(f)          Transfers of Notes Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion, or (ii) is subject to a Fundamental Change Repurchase Notice or Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.2(f), respectively, except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price or Repurchase Price, as applicable, when due.

Section 2.11         Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Repurchase.

(a)         Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Repurchase. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(c), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.

(b)          Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Repurchase.

(1)        Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(a)) of a Holder is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.2, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.9.

(2)          Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article V or repurchased pursuant to a Repurchase Upon Fundamental Change or Repurchase, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.14).

Section 2.12        Replacement Notes. If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.13        Registered Holders; Certain Rights with Respect to Global Notes. Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary participants and Persons that hold interests in Notes through Depositary participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.14        Cancellation. The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.3, the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.15       Notes Held by the Company or its Affiliates. Without limiting the generality of Section 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.16        Temporary Notes. Until Physical Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, temporary Notes. Temporary Notes will be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, Physical Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.17         Outstanding Notes.

(a)         Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (b), (c) or (d) of this Section 2.17.

(b)          Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(c)         Maturing Notes and Notes Subject to Repurchase. If, on a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.2(d) or 5.2(d); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(d)          Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.3(b) or Section 5.2(d), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.2(d) or Section 5.8.

(e)          Cessation of Accrual of Interest. Except as provided in Section 4.2(d) or 5.2(d), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.18        Repurchases by the Company. Without limiting the generality of Section 2.14, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders, in each case in compliance with the applicable provisions in Article III.

Section 2.19        CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article III
COVENANTS

Section 3.1          Payment of Notes.

(a)          Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Repurchase Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(b)         Deposit of Funds. Before 11:00 A.M., New York City time, on each Repurchase Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.2          Exchange Act Reports and Financial Statements.

(a)          Generally. The Company will send to the Trustee copies of all reports that the Company is required to file or furnish with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files or furnishes with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.2(a), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. The Company shall comply in all respects with the filing requirements under Section 13 or 15(d) of the Exchange Act, as applicable.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that Company expects to or will file, such report before the expiration of such maximum period.

(b)         Unless previously filed or furnished with the SEC through the EDGAR system (or any successor thereto), if the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding, then the Company shall:

(1)         within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Trustee its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(2)         within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, deliver to the Trustee its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(c)          All financial statements included in any SEC Documents or delivered pursuant to clause (b) shall fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures). Any audit or report of the Company’s independent certified public accountants on any financial statements included in any such SEC Document or delivered pursuant to clause (b) shall contain an unqualified opinion (subject to the exception set forth in the parenthetical at the end of the immediately following sentence) stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of the dates thereof and for the periods presented and have been prepared in conformity with GAAP applied on a basis materially consistent with prior years.

(d)          Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The Trustee shall have no duty to review or analyze reports delivered to it. The sending or filing of reports pursuant to Section 3.2(a) will not be deemed to constitute actual or constructive notice to or knowledge of the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.3          Rule 144 Information. If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.

Section 3.4          Additional Interest.

(a)          Accrual of Additional Interest. If, on any day occurring on or after the date that is six (6) months after the Issue Date of any Note,

(1)         the Company has not satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act; or

(2)         such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for such day.

(b)         Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.4(a) will be payable on the same dates and in the same manner as the Default Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Default Interest that accrues on such Note.

(c)          Deferral of Additional Interest.

(1)        Generally. Notwithstanding anything to the contrary in this Section 3.4, but subject to Section 3.4(c)(3), Additional Interest that accrues on any Note for any period on or after the De-Legending Deadline Date of such Note will not be payable on any Interest Payment Date occurring on or after such De-Legending Deadline Date unless (A) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to the Company and the Trustee, before the Interest Record Date immediately before such Interest Payment Date, a written notice (a “Deferred Additional Interest Demand Request”) demanding payment of Additional Interest; or (B) the Company, in its sole and absolute discretion, elects, by sending notice of such election (a “Notice of Election to Pay Deferred Additional Interest”) to Holders (with a copy to Trustee) before such Interest Record Date, to pay such Additional Interest on such Interest Payment Date (any accrued and unpaid Additional Interest that, in accordance with this sentence, is not paid on such Interest Payment Date, “Deferred Additional Interest”). Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice pursuant to clause (1) above or, if earlier, the Company’s election to pay the same pursuant to clause (2) above), Additional Interest will thereafter not be subject to deferral pursuant to this Section 3.4

(2)        Interpretive Provisions. Each reference in this Indenture or the Notes to any accrued interest (including in the definition of the Fundamental Change Repurchase Price for any Note) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 3.4(c)(1). Otherwise, such a failure to pay will be subject to Section 7.1(a)(2).

(3)        Payment or Extinguishment Upon Maturity. Notwithstanding anything to the contrary in this Indenture or the Notes, if (1) any unpaid Deferred Additional Interest exists on any Notes as of the Close of Business on the Interest Record Date immediately preceding the Maturity Date; (2) no Holder (or owner of a beneficial interest in a Global Note) has delivered a Deferred Additional Interest Demand Request in the manner set forth in Section 3.4(c)(1) before such Interest Record Date; and (3) the Company has not sent a Notice of Election to Pay Deferred Additional Interest in the manner set forth in Section 3.4(c)(1) before such Interest Record Date, then Deferred Additional Interest on each Note then outstanding will cease to accrue, and all Deferred Additional Interest, together with interest thereon, on such Note will be deemed to be extinguished on the following date: (a) if such Note is to be Converted, the Conversion Date for such Conversion (it being understood, for the avoidance of doubt, that the Conversion Consideration therefor need not include, and the amount referred to in clause Section 5.2(d) of Section 5.2(d) need not include, the payment of any such Deferred Additional Interest or any interest thereon); and (b) in all other cases, the later of (x) the Maturity Date; and (y) the first date on which the Company has repaid the principal of, and accrued and unpaid Special Interest and Additional Interest, if any (other than such Deferred Additional Interest and any interest thereon) on, such Note in full.

(d)         Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof and may conclusively and without liability rely on the Officer’s Certificate delivered to the Trustee pursuant to the preceding sentence as to the Company’s obligation to pay Additional Interest and the amount of Additional Interest due. In the absence of delivery of such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of the obligation to pay Additional Interest.

(e)          Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.5          Existence. Subject to Article VI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.6          Compliance and Default Certificates.

(a)         Annual Compliance Certificate. Within one hundred twenty (120) days after December 31, 2025 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(b)         Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) calendar days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto provided, however, that the Company will not be required to deliver such Officer’s Certificate at any time after such Default or Event of Default is cured or waived.

Section 3.7          Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.8          Collateral Coverage Requirements.

(a)         Within 45 days of the Closing Date, the Company shall deliver, or cause the Digital Assets Subsidiary to deliver, to the Collateral Account or the Bitcoin Escrow Account (as applicable), an amount of Cash, Cash Equivalents and Bitcoin such that, immediately after giving effect to such deliveries, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level, subject to an extension not to exceed 15 days at the option of the Collateral Agent (acting at the written direction of Holders of a majority in aggregate principal amount outstanding of the Notes).

(b)          Following the time that the outstanding principal balance of all Notes hereunder is $500,000,000 or less, promptly upon the request of the Company. the Collateral Agent shall release, or cause to be released, from the Lien and the security interest created by the Collateral Documents, an amount of Cash, Cash Equivalents, Bitcoin or other Digital Assets, as may be determined by the Company, so long as, immediately after giving effect to such release, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level as of the date of such release, as certified to the Collateral Agent in an Officer’s Certificate of the Company.

(c)          Following the time that the outstanding principal balance of all Notes hereunder is $250,000,000 or less, promptly upon the request of the Company, the Collateral Agent shall release, or cause to be released, from the Lien and the security interest created by the Collateral Documents, an amount of Cash, Cash Equivalents, Bitcoin or other Digital Assets, as may be determined by the Company, so long as, immediately after giving effect to such release, the Loan-to-Collateral Ratio is less than or equal to the Loan-to-Collateral Ratio Compliance Level as of the date of such release, as certified to the Collateral Agent in an Officer’s Certificate of the Company.

Section 3.9          Limitation of Liens. The Company will not, and nor shall it permit any Subsidiary, the Digital Assets Subsidiary or any other Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on the Collateral other than Permitted Collateral Liens.

Section 3.10         Limitation on Sales or Transfers of Collateral.  Other than the Collateral released in accordance with Section 3.8, the Company will not Dispose of any Collateral other than the transfer of Cash, Cash Equivalents or Digital Assets to the Digital Assets Subsidiary; provided that (i) in the case of a transfer to the Digital Assets Subsidiary after 45 days following the Issue Date the Digital Assets Subsidiary shall have first executed and delivered to the Trustee and the Collateral Agent a joinder to this Indenture and any applicable Collateral Documents pursuant to which the Digital Asset Subsidiary becomes a Guarantor hereunder and (ii) any Cash, Cash Equivalents or Digital Assets transferred to the Digital Assets Subsidiary after 45 days following the Issue Date shall at all times remain on deposit in the Collateral Account (or any replacement thereof) or the Bitcoin Escrow Agreement (or any replacement thereof), as applicable, and the first priority Lien and security interest in favor of the Collateral Agent for the benefit of the Secured Parties; provided, further, nothing contained in the foregoing shall restrict the transfer of any Cash, Cash Equivalents or Digital Assets from one Grantor to another Grantor or the disposition of Cash, Cash Equivalents or Digital Assets so long as the proceeds thereof are promptly transferred to the Collateral Account or Bitcoin Escrow Account, as the case may be.

Article IV
REPURCHASE OF SECURITIES

Section 4.1           No Sinking Fund. No sinking fund is required to be provided for the Notes.

Section 4.2           Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.

(a)          Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.2, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)          Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.2(d), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.2; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(c)         Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than seventy (70), nor less than forty (40), Business Days (or, in the case of a Fundamental Change resulting from a transaction or a series of related transactions comprising such Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, no more than thirty five (35), nor less than twenty (20), Business Days) after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.2(e).

(d)          Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.5(c) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.5(c), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(e)         Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

 Such Fundamental Change Notice must state:

(1)          briefly, the events causing such Fundamental Change;

(2)          the effective date of such Fundamental Change;

(3)        the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.2, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(4)          the Fundamental Change Repurchase Date for such Fundamental Change;

(5)         the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.2(d));

(6)          the name and address of the Paying Agent and the Conversion Agent;

(7)          the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.7);

(8)          that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(9)          that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(10)        the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(f)          Procedures to Exercise the Fundamental Change Repurchase Right.

(1)          Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(A)      before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(B)       such Note, duly endorsed for transfer (if such Note is a Physical Note) or in accordance with the Depositary Procedures (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(2)         Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(A)       if such Note is a Physical Note, the certificate number of such Note;

(B)       the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(C)       that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.2(f)).

(3)          Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(A)       if such Note is a Physical Note, the certificate number of such Note;

(B)       the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(C)       the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.2(f)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g)          Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.1(b), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.2(d) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.2(g).

(h)          Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.2, the Company will be deemed to satisfy its obligations under this Section 4.2 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.2 in a manner that would have satisfied the requirements of this Section 4.2 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note.

(i)          No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.2, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.2(e), or offer to repurchase or repurchase any Notes pursuant to this Section 4.2, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; and (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.9(a) and, if applicable, Section 5.7, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change).

(j)          Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.2 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations; rather, the Company will be deemed to be in compliance with those obligations if it complies with its obligations to repurchase Notes upon a Fundamental Change in accordance with this Indenture, modified as necessary by the Company in good faith to permit compliance with such law or regulation.

(k)          Repurchase in Part. Subject to the terms of this Section 4.2, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.2 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.3           Right of Holders to Require the Company to Repurchase Notes.

(a)          Each Holder shall have the right, at such Holder’s option, to require the Company to  repurchase for cash on November 30, 2026 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a Form of Repurchase Notice to be completed by a Holder and shall state:

(1)          the last date on which a Holder may exercise its repurchase right pursuant to this Section 4.3, which shall be the Repurchase Date (the “Repurchase Expiration Time”);

(2)          the Repurchase Price;

(3)          the date on which the repurchase will be consummated, which shall not be greater than 10 Business Days following the Repurchase Date;

(4)          the name and address of the Conversion Agent and Paying Agent;

(5)          that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(6)          that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(7)          the procedures a Holder must follow to exercise its repurchase rights under this Section 4.3 and a brief description of those rights.

At the Company’s request given in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Repurchases of Notes under this Section 4.3 shall be made, at the option of the Holder thereof, upon:

A.
delivery to the Paying Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the Open of Business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date; and

B.
delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the address of the Paying Agent set forth in the Company Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

C.	in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

D.	the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

E.	that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.3 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 4.3 or otherwise in accordance with the Depositary Procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 4.3 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 4.2 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 4.3.

(b)         Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book- entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Article V
CONVERSION OF THE NOTES

Section 5.1          Right to Convert.

(a)         Generally. Subject to the provisions of this Article V, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(b)         Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article V applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(c)          When Notes May Be Converted.

(1)          Generally. Subject to Section 5.1(c)(2), a Holder may convert its Notes at any time from, and including, the Issue Date until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(2)          Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(A)       Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day; and

(B)       in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

Section 5.2          Conversion Procedures.

(a)          Generally.

(1)        Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.1(c), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.2(d) or Section 5.2(e).

(2)        Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.1(c), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.2(d) or Section 5.2(e).

(b)        Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.3(b) or 5.2(d), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.2(d).

(c)         Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(d)        Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.2(d).

(e)          Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(f)       Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company and available to the Conversion Agent, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.3          Settlement Upon Conversion.

(a)         Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article V, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.3(b)(1)(A) (a “Physical Settlement”); (y) solely cash as provided in Section 5.3(b)(1)(B) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.3(b)(1)(C) (a “Combination Settlement”).

(1)       The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(A)        the Company will send notice of such Settlement Method to the Holder of such Note, with a copy to the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(B)         the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date;

(C)         if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(D)        if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, with a copy to the Trustee and the Conversion Agent, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(E)          notwithstanding the foregoing or any other provision of this Indenture to the contrary, without the consent of the Holder, the Company shall deliver Conversion Consideration solely by means of Cash Settlement, and shall not elect Physical Settlement or Combination Settlement, unless the Conversion Shares so issued in respect of Physical Settlement or Combination Settlement are immediately Freely Tradable upon issuance and the Company is currently in compliance with its SEC filing obligations under Rule 144(i).

(b)          Conversion Consideration.

(1)       Generally. Subject to Sections 5.3(b)(2), 5.3(b)(3) and 5.9(a)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(A)       if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(B)       if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(C)       if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(2)         Cash in Lieu of Fractional Shares. If Physical Settlement or  Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.3(b)(1) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(3)         Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(4)         Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination or to verify any such calculation.

(c)       Delivery of the Conversion Consideration. Except as set forth in Sections 5.5(d) and 5.9, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(d)         Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.2(d), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.2(d), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.2(d), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.4          Reserve and Status of Common Stock Issued Upon Conversion.

(a)          Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is 28.8, as may be adjusted pursuant to Section 5.5(a). To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

(b)         Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.8 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.5          Adjustments to the Conversion Rate.

(a)          Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1)          Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.9 will apply), then the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.5(a)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)          Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.5(a)(3)(A) and 5.5(f) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.5(a)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(3)          Spin-Offs and Other Distributed Property.

(A)      Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

a.           dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(1) or 5.5(a)(2);

b.           dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(4);

c.           rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.5(f);

d.           Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.5(c)) pursuant to Section 5.5(a)(3)(B);

e.           a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.5(a)(5) will apply; and

f.            a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.9 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock (and without having to convert its Notes), the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)       Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.9 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.5(a)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.5(a)(3)(B), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.5(a)(3)(B) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)         Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)          Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.5(a)(5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.5(a)(5), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(b)          No Adjustments in Certain Cases.

(1)         Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.5(a), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.5(a) (other than a stock split or combination of the type set forth in Section 5.5(a)(1) or a tender or exchange offer of the type set forth in Section 5.5(a)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(2)         Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.5 or Section 5.7. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(A)       except as otherwise provided in Section 5.5, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)      the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)      the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)       the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(E)       solely a change in the par value of the Common Stock; or

(F)       accrued and unpaid interest on the Notes.

(c)          [Reserved].

(d)          Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(1)         a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(2)         the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.5(a) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(3)        the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(4)          such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(e)          Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(1)          a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.5(a);

(2)          a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(3)          the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(4)         the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5)          such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.2(c)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(f)           Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.5(a)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.5(a)(3)(A).

(g)         Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.5(a) or Section 5.7 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(h)          Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts over an Observation Period, the Company will, if appropriate, make proportionate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(i)           Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.5(a), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(j)           Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(k)          Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.5(a), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.6          Voluntary Adjustments.

(a)         Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(b)         Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.6(a), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.6(a), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.7          Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(a)         Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.7, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$25.72	$27.50	$30.00	$34.72	$40.00	$45.14	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00
May 27, 2025	10.0801	8.5433	6.8207	4.5444	2.9543	1.9770	1.3670	0.9405	0.6477	0.3009	0.1294	0.0461
November 30, 2025	10.0801	8.5433	6.8207	4.4378	2.8018	1.8237	1.2286	0.8222	0.5497	0.2379	0.0919	0.0266
May 30 2026	10.0801	8.5433	6.6600	4.1627	2.5348	1.5968	1.0420	0.6729	0.4320	0.1679	0.0539	0.0099
November 30, 2026..	10.0801	7.7407	5.9800	3.7077	2.1943	1.3241	0.8210	0.4982	0.2970	0.0937	0.0196	0.0003
May 30, 2027	10.0801	7.6502	5.7310	3.3142	1.7885	0.9747	0.5428	0.2900	0.1483	0.0280	0.0005	0.0000
November 30, 2027	10.0801	7.4469	5.2377	2.5786	1.1083	0.4692	0.1994	0.0753	0.0228	0.0000	0.0000	0.0000
May 30, 2028	10.0801	7.4469	4.5330	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(1)         if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(2)         if the Stock Price is greater than $90.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.7(b)), or less than $25.72 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 38.88 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.5(a).

(b)          Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.7(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.5(a). The numbers of Additional Shares in the table set forth in Section 5.7(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.5(a).

(c)          Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change in accordance with Section 4.2(f).

Section 5.8          Exchange in Lieu of Conversion. Notwithstanding anything to the contrary in this Article V, and subject to the terms of this Section 5.8, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(a)        no later than the Business Day immediately following such Conversion Date, the Company must deliver (or to be delivered) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article V;

(b)         if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Company and the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Company will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(c)          subject to the Depositary Procedures, such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company shall notify to the Conversion Agent and the Holders surrendering their Notes for conversion and will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article V as if the Company had not elected to make an exchange in lieu of conversion.

       The Conversion Agent shall be entitled to conclusively rely on the Company’s instructions in connection with an exchange in lieu of conversion and shall have no liability for any such exchange outside of its control.

Section 5.9          Effect of Common Stock Change Event.

(a)          Generally. If there occurs any:

(1)          recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2)          consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)          sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)          other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(A)       from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article V (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(B)       if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.7, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such conversion no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(C)      for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.1(f), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.9; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.5(a) in a manner consistent with this Section 5.9; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.9(a). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(b)          Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the Business Day after the effective date of such Common Stock Change Event.

(c)          Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.9.

Section 5.10        Right of Company to Convert the Notes.

(a)          Generally. If any Forced Conversion Trigger occurs, then, within one (1) Business Day after the date of any Forced Conversion Trigger, the Company may provide written notice substantially in the form attached hereto as Exhibit D (a “Company Conversion Notice”) to the Holders (with a copy to the Trustee and Conversion Agent) that the Forced Conversion Trigger has occurred and, upon delivery of the Company Conversion Notice, the Company shall convert all of the principal amount of each Holder’s Note into Conversion Consideration pursuant to Section 5.7; provided, however, solely for purposes of determining the Conversion Consideration due to such Holder, the Conversion Consideration will be determined as if  a Make-Whole Fundamental Change, and Additional Shares, if applicable, shall be added to the Conversion Rate of such conversion in accordance with Section 5.7 (a “Forced Conversion”).

(b)         Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the applicable outstanding principal amount of a Note effected at a Holder’s election pursuant to Section 5.1 and shall, subject to the Depositary Procedures,  occur on the second (2nd) Business Day after the date of the Company Conversion Notice (such date, the “Forced Conversion Date”).

Section 5.11         Responsibility of the Trustee and the Conversion Agent.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.9 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.9 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent a notice with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in this Article V.

Article VI
SUCCESSOR COMPANY; SUCCESSOR PERSON

Section 6.1          When the Company May Merge, Etc.

(a)         Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(1)         the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (or, if such Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee and the Collateral Agent, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.1(e) or other amendments or supplements) all of the Company’s obligations under this Indenture, the  Notes and Collateral Documents; and

(2)          immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

 Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee and Collateral Agent. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.1(a); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.2           Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.1, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture, the Collateral Documents, and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture, the Collateral Documents, and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Note.

Section 6.3          Exclusion for Transactions with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article VI, this Article VI will not apply to any transfer of assets (other than by merger or consolidation) between or among the Company and any one or more of its Wholly Owned Subsidiaries. For the avoidance of doubt, in the case of any such transfer, the transferee will not succeed to the transferor, and the transferor will not be discharged from its obligations, under this Indenture and the Notes.

Article VII
DEFAULTS AND REMEDIES

Section 7.1          Events of Default.

(a)          Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(1)         a default in the payment when due (whether at maturity, upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or Fundamental Change Repurchase Price for, any Note;

(2)         a default for 30 consecutive days in the payment when due of interest on any Note;

(3)         the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, if such failure is not cured within five (5) Business Days after its occurrence;

(4)         a default in the Company’s obligation to convert a Note in accordance with Article V upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;

(5)         a default in the Company’s obligations under Article VI;

(6)         a default in any of the Company and its Subsidiaries’ obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (1), (2), (3), (4) or (5) of this Section 7.1(a)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(7)         a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least one-hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(A)       constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(B)       results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(8)        the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(A)       commences a voluntary case or proceeding;

(B)       consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)       consents to the appointment of a custodian of it or for any substantial part of its property;

(D)       makes a general assignment for the benefit of its creditors;

(E)       takes any comparable action under any foreign Bankruptcy Law; or

(F)       generally is not paying its debts as they become due;

(9)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(A)       is for relief against the Company or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary) in an involuntary case or proceeding;

(B)       appoints a custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary), or for any substantial part of the property of the Company or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary);

(C)       orders the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary); or

(D)        grants any similar relief under any foreign Bankruptcy Law;

and, in each case under this Section 7.1(a)(9), such order or decree remains unstayed and in effect for at least sixty (60) days.

(10)       (A) any Collateral Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create, or should be asserted by the Company or any Guarantor not to create, a valid and perfected and, except to the extent expressly permitted by the terms hereof or thereof, a perfected lien in favor of the Collateral Agent for the benefit of the Secured Parties on any Collateral purported to be covered thereby other than (x) to the extent resulting from the failure of the Collateral Agent or any of its agents or bailees to maintain possession of Collateral or (B) any Guarantor attempts to terminate the Guarantee or shall assert it has no liability thereunder.

(b)          Cause Irrelevant. Each of the events set forth in Section 7.1(a) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.2           Acceleration.

(a)           Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.1(a)(8) or 7.1(a)(9) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(b)          Optional Acceleration. Subject to Section 7.3, if an Event of Default (other than an Event of Default set forth in Section 7.1(a)(8) or 7.1(a)(9) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.

(c)          Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.3           Sole Remedy For a Failure to Report.

(a)         Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.1(a)(4) arising from the Company’s failure to comply with Section 3.2 will, for each of the first three hundred sixty (360) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.2 on account of the relevant Reporting Event of Default from, and including, the three hundred sixty first (361st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred sixty first (361st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.5(b)).

(b)         Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.3(a) will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.4(c)), accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to any Additional Interest that accrues on such Note.

(c)          Notice of Election. To make the election set forth in Section 7.3(a), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(d)          Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(e)          No Effect on Other Events of Default. No election pursuant to this Section 7.3 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.4           Other Remedies.

(a)          Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(b)          Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.5          Waiver of Past Defaults. An Event of Default pursuant to clause (1), (2), (4) or (6) of Section 7.1(a) (that, in the case of clause (6) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.6         Control by Majority. Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.1, the Trustee determines may be unduly prejudicial to the rights of other Holders (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to the rights of any other Holders) or may involve the Trustee in liability.

Section 7.7         Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article V), unless:

(a)          such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(b)         Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(c)          such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(d)          the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(e)          during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.8           Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.1), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article V upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.9          Collection Suit by Trustee. The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (1), (2) or (4) of Section 7.1(a), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article V upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.6.

Section 7.10        Trustee May File Proofs of Claim. The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.6. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11         Priorities. The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article VII:

(a)         to the Trustee and the Collateral Agent and their agents and attorneys for amounts due under Section 10.6, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent (in each of their capacities under this Indenture, including as Note Agent) and the costs and expenses of collection;

(b)         to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

(c)          to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.8 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article VIII
AMENDMENTS, SUPPLEMENTS, WAIVERS

Section 8.1          Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.2, the Company, the Trustee and Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes or any Collateral Document without the consent of any Holder to:

(a)          cure any ambiguity or correct any omission, defect or inconsistency in this Indenture, the Collateral Documents or the Notes;

(b)          add a Guarantor with respect to the Notes or to add additional assets as Collateral;

(c)          [reserved];

(d)          add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(e)          provide for the assumption of the Company’s obligations under this Indenture, the Collateral Documents and the Notes pursuant to, and in compliance with, Article VI;

(f)           enter into supplemental indentures pursuant to, and in accordance with, Section 5.9 in connection with a Common Stock Change Event;

(g)          irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.3(a);

(h)          evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or successor Collateral Agent;

(i)           comply with any requirement of the SEC in connection with any qualification of this Indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect; or

(j)          make any other change to this Indenture, the Collateral Documents or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect, as determined by the Company in good faith.

Section 8.2           With the Consent of Holders.

(a)         Generally. Subject to Sections 8.1, 7.5 and 7.8 and the immediately following sentence, the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture, the Notes or any Collateral Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.1, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(1)          reduce the principal, or change the stated maturity, of any Note;

(2)          reduce the Repurchase Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(3)          reduce the rate, or extend the time for the payment, of interest on any Note;

(4)          except as explicitly set forth in Section 5.5, reduce the Conversion Rate;

(5)          impair the rights of any Holder set forth in Section 7.8 (as such section is in effect on the Issue Date);

(6)          change the ranking of the Notes;

(7)          make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(8)          reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(9)          make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Collateral Documents or the Notes that requires the consent of each affected Holder;

(10)        release all or substantially all of the Collateral or release all or substantially all of the Guarantees, in each case, except as provided in Section 13.2(a) of this Indenture;

(11)        Reserved; and

(12)      (x) subordinate, or have the direct or indirect effect of subordinating the Obligations hereunder to any other Indebtedness or (y) subordinate, or have the direct or indirect effect of subordinating the Liens on all or substantially all of the Collateral to the Liens securing any other Indebtedness; provided that the foregoing clauses (x) and (y) shall not apply (1) to the extent expressly permitted pursuant to the Notes Documents as in effect on the Issue Date and (2) to any “debtor-in-possession” financing or similar financing; provided that the contemplated “debtor-in-possession” financing or similar financing (x) may not include a “roll-up” or refinancing, in whole or in part, of any Notes unless each Holder holding at least 15% of the outstanding principal amount of the Notes then outstanding on the date such determination is made by the Company has been given an opportunity to participate in such “roll-up” or refinancing on the same economic terms (other than bona fide backstop fees (which may be in the form of original issue discount)) and on a pro rata basis (which pro rata basis shall be determined as a percentage of all Notes) for a period of at least five (5) Business Days from the date of written notice in accordance with Section 12.1.

For the avoidance of doubt, pursuant to clauses (1), (2), (3) and (4) of this Section 8.2(a), no amendment or supplement to this Indenture, the Collateral Documents or the Notes, or waiver of any provision of this Indenture, the Collateral Documents or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(b)          Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.2 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.3          Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.1 or 8.2 becomes effective, the Company will send to the Holders, the Trustee and the Collateral Agent notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.4          Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(a)         Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.4(b)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(b)          Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article VIII. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.4(a), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(c)          Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(d)          Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article VIII will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.5          Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.2, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.5 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.6          Trustee And Collateral Agent to Execute Supplemental Indentures. The Trustee and Collateral Agent will execute and deliver any amendment or supplement or any other amendment to this Indenture, the Notes or any Collateral Document authorized pursuant to this Article VIII; provided, however, that the Trustee and Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplement that the Trustee and/or Collateral Agent concludes adversely affects the Trustee’s and/or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplement to this Indenture, the Notes or any Collateral Document, the Trustee and Collateral Agent will be entitled to receive, and (subject to Sections 10.1 and 10.2 and in addition to the documents required by Section 12.1) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplement is valid, binding and enforceable against the Company in accordance with its terms.

Article IX
SATISFACTION AND DISCHARGE

Section 9.1          Termination of Company’s Obligations.

This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Guarantees and the Collateral Documents will be Discharged, and will cease to be of further effect as to all Notes issued under this Indenture and then (i) the liens on the Collateral will be automatically released with respect to the Notes and the Guarantees pursuant to Section 13.2, and (ii) the covenants contained in Article III shall cease to be of further effect, when:

(a)          all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise, or otherwise will become due and payable within one year) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(b)          the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, such other applicable agent, as applicable), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(c)          the Company has paid all other amounts payable by it under this Indenture; and

(d)         the Company has delivered to the Trustee or Collateral Agent, as applicable an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the Discharge of this Indenture have been satisfied; provided, however, that Section 2.10(e), Article X and Section 12.1 will survive such Discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent, the Conversion Agent, and any other applicable agents with respect to money or other property deposited with them will survive such Discharge.

At the Company’s request, the Trustee and the Collateral Agent, as applicable, will acknowledge the satisfaction and Discharge of this Indenture and, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and Discharge of this Indenture and the Notes and to evidence termination of the Liens on the Collateral.

Section 9.2         Repayment to Company. Subject to applicable unclaimed property law, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.3          Reinstatement. If the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.1 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the Discharge of this Indenture pursuant to Section 9.1 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent, as applicable.

Article X
TRUSTEE AND COLLATERAL AGENT

Section 10.1         Duties of Trustee.

(a)         If an Event of Default has occurred and is continuing and a Trust Officer of the Trustee has written notice or actual knowledge of the same, the Trustee will exercise such of the rights and powers vested in it by this Indenture solely at the discretion of Holders of the majority in aggregate principal amount of the Notes then outstanding; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(b)          Except during the continuance of an Event of Default:

(1)         the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(1)         this paragraph will not limit the effect of Section 10.1(b);

(2)         the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)         the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.6.

(d)          Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 10.1 and Section 10.2, regardless of whether such provision so expressly provides.

(e)          No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f)          The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(g)          Unless a Trust Officer of the Trustee has received an Officer’s Certificate from the Company that Additional Interest or Special Interest is owing on the Notes, the Trustee may assume no Additional Interest or Special Interest is payable.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, and by the  Collateral Agent and any Note Agent.

(i)          The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

Section 10.2         Rights of the Trustee.

(a)          The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)          The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and, if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(g)          The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)          The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.

(i)          The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.

(j)          Neither the Trustee nor any Note Agent will have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary.

Section 10.3         Individual Rights of the Trustee and the Collateral. The Trustee and the Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee or Collateral Agent, as applicable. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.3.

Section 10.4         Trustee’s Disclaimer. The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture, the Notes or the Collateral Documents; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes, or the Collateral Documents or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.5        Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Trust Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Trust Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.6         Compensation and Indemnity.

(a)          The Company will, from time to time, pay the Trustee and Collateral Agent, as applicable, reasonable compensation for its acceptance of this Indenture, as separately agreed by the Company, the Trustee and the Collateral Agent, and for their respective services under this Indenture and Collateral Documents. The Trustee’s and Collateral Agent’s compensation will not be limited by any law on compensation of a trustee or collateral agent of an express trust. In addition to the compensation for the Trustee’s or Collateral Agent’s services, the Company will reimburse the Trustee and the Collateral Agent, as applicable, promptly upon request for all reasonable and documented disbursements, advances and out-of-pocket fees or expenses incurred or made by them under this Indenture or Note Documents (including, for the avoidance of doubt (i) all reasonable and documented expenses incurred in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all reasonable and documented out-of-pocket title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with the Collateral Agreement or the Collateral), including the reasonable compensation, disbursements and expenses of their agents and counsel.

(b)          The Company will indemnify the Trustee and Collateral Agent (in each of their respective capacities) and its directors, officers, employees and agents, in their capacities as such, and will hold each harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Notes or the Collateral Documents, including the costs and expenses of enforcing this Indenture, the Notes or the Collateral Documents, against the Company (including enforcement of this Section 10.6) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its gross negligence  or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee or Collateral Agent, as applicable, will promptly notify the Company of any third party claim for which it may seek indemnity, but the Trustee’s or Collateral Agent’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.6(b), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee and Collateral Agent will cooperate in such defense, as applicable. If the Trustee or Collateral Agent is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee and/or Collateral Agent may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee and/or Collateral Agent incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(c)          The obligations of the Company under this Section 10.6 will survive the resignation or removal of the Trustee or the Collateral Agent, as applicable, and the Discharge of this Indenture.

(d)          To secure the Company’s payment obligations in this Section 10.6, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Agent, as applicable, except that held in trust to pay principal of, or interest on, particular Notes, which Lien will survive the Discharge of this Indenture.

(e)          If the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default pursuant to clause (8) or (9) of Section 7.1(a) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.7         Replacement of the Trustee.

(a)          Notwithstanding anything to the contrary in this Section 10.7, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.7.

(b)          The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing at least thirty days prior to the requested date of removal. The Company may remove the Trustee if:

(1)          the Trustee fails to comply with Section 10.9;

(2)          the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a custodian or public officer takes charge of the Trustee or its property; or

(4)          the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(d)          If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.9, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the Lien provided for in Section 10.6(d).

Section 10.8        Successor Trustee or Collateral Agent by Merger, Etc. If the Trustee or the Collateral Agent, as applicable, consolidates, merges, is sold or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee or Collateral Agent without any further act.

Section 10.9         Eligibility; Disqualification. There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 10.10       Collateral Agent; Collateral Documents.

(a)          U.S. Bank Trust Company, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and U.S. Bank Trust Company, National Association, hereby accepts such designation and appointment.

(b)          By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges, indemnities, and immunities as are granted to the Trustee under this Indenture. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or its earlier termination, resignation or removal of the Collateral Agent, in such capacity.

Section 10.11       Replacement of Collateral Agent .

The Collateral Agent may resign, be removed and be replaced in accordance with Section 10.7 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this section shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 10.6, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the collateral agent so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.6. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible under the provisions of Section 10.9. Upon acceptance of appointment by a successor collateral agent, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 12.1. If the Company fails to give such notice within ten days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company.

Section 10.12      Suits to Protect the Collateral.

(a)          Subject to the provisions of Article X hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(1)          enforce any of the terms of the Collateral Documents; and

(2)          collect and receive any and all amounts payable in respect of the obligations under the Notes.

(b)          Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.12 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 10.13     Collateral Agent; Authorization of Action to be Taken.

(a)          The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 10.13, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

(b)         Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including not being responsible for payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so.  Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including the filing of any UCC financing statements, continuation statements, Mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office, nor shall the Trustee or the Collateral Agent be responsible for, or be deemed to make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(c)          The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any the Company or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of a majority in aggregate principal amount of the Notes then outstanding (or such other number or percentage of the Holders as shall be required by this Indenture or the Collateral Documents) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Trust Officer of the Collateral Agent by the Company or any Holder and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(1)          to act upon directions purported to be delivered to it by any Person;

(2)        to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or

(3)          except as expressly provided in Section 13.2, to take any other action whatsoever with regard to any or all of the Collateral Documents or Collateral.

(d)          In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article X; provided that any references in such Article X to “Trustee” shall be references to “Collateral Agent”.

(e)          The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the Collateral Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f)          At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee, which shall deliver to the Holders of Notes, copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent or Holders of a majority in aggregate principal amount of the Notes then outstanding unless such action is otherwise permitted pursuant to this Indenture or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel).

Section 10.14      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents .  The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture.

Article XI
[RESERVED]

Article XII
MISCELLANEOUS

Section 12.1        Notices. Any notice or communication by the Company, the Trustee or the Collateral Agent to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

if to the Company or to any Guarantor:

Trump Media & Technology Group Corp.
401 N Cattlemen Rd., Ste. 200
Sarasota, FL 34232
Attention:          Scott Glabe, General Counsel
Email:                [***]@tmediatech.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, D.C. 20001
Attention:          Jon Talcott, Esq
Email:                [***]@nelsonmullins.com

if to the Trustee or the Collateral Agent, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent
Global Corporate Trust Services
1255 Corporate Drive, 6th Floor Irving, Texas 75038
Attention: Michael K. Herberger
Email: [***]@usbank.com

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee, Collateral Agent or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee, Collateral Agent or such Note Agent, as applicable.

The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Neither the Trustee nor the Collateral Agent shall have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee or the Collateral Agent, as applicable, to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee or the Collateral Agent, as applicable) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee and the Collateral Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee or the Collateral Agent in lieu of, or in addition to, any such electronic communication.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in an Officer’s Certificate delivered, together with the text of such notice, to the Trustee at least five (5) Business Days before the date such notice is to be so sent (or such shorter period as shall be acceptable to the Trustee). For the avoidance of doubt, such Officer’s Certificate need not be accompanied by an Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Officer’s Certificate.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture, the Notes or the Collateral Documents, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.1         Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or Collateral Agent to take any action under this Indenture or Collateral Documents (other than, with respect to clause (b) below,  the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee or Collateral Agent, as applicable:

(a)          an Officer’s Certificate that complies with Section 12.2 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture and the Collateral Documents relating to such action have been satisfied; and

(b)          an Opinion of Counsel that complies with Section 12.2 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.2         Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.5) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture or the Collateral Document will include:

(a)          a statement that the signatory thereto has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(c)          a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.3        Rules by the Trustee, The Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent. The Trustee and Collateral Agent may each make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent each may make reasonable rules and set reasonable requirements for its functions.

Section 12.4         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.5         Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.6       Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the Transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America or the courts of the State of Florida, in each case located in the county of Sarasota, Florida (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.1 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee, the Collateral Agent, and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.7         No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.8         Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.

Section 12.9         Force Majeure.

The Trustee, the Collateral Agent, and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.10       U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent, as applicable. The Company agrees to provide the Trustee and the Collateral Agent with such information as it may request to enable the Trustee or the Collateral Agent, as applicable, to comply with the U.S.A. PATRIOT Act.

Section 12.11       Calculations.

The Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, accrued interest on the Notes including any Additional Interest, the Fundamental Change Repurchase Price and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor. The Trustee will not be responsible for verifying such calculations.

Section 12.12       Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.13       Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.14       Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.15       Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Article XIII
SECURITY AND COLLATERAL

Section 13.1         Collateral Documents.

(a)          The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents (upon the entry into such documents), which define the terms of the Liens that secure Obligations. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Collateral Documents, on or following the Issue Date, and the Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 13.1, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date, the Company and the Guarantors shall execute, file or cause the filing of any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral and cause the Collateral Requirement to be and remain satisfied.

(b)          Notwithstanding anything to the contrary herein, the security interests in the Collateral securing the Notes will not be required to be in place on the Issue Date and will not be perfected on such date, provided, that; the Company, or the applicable Digital Assets Subsidiary, shall grant control of the Digital Assets and/or Collateral Accounts to the Collateral Agent no later than 45 days after the Issue Date, subject to an extension not to exceed 15 days at the option of the Collateral Agent (acting at the written direction of Holders of a majority in aggregate principal amount outstanding of the Notes), such that, immediately after giving effect thereto, the value of the Collateral subject to a control agreement results in a Loan-to-Collateral Ratio that is less than or equal to the Loan-to-Collateral Ratio Compliance Level.

Section 13.2         Release of Collateral.

(a)          Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents and this Indenture. The Liens on the Collateral securing the Notes and the Guarantees also will be automatically released without further action upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations (other than contingent indemnity obligations for which no demand has been made) under this Indenture, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid, or (ii) a Legal Defeasance or Covenant Defeasance under this Indenture as described under XIV hereof or a Discharge of this Indenture as described under Article IX hereof.

(b)         With respect to any release of Collateral (other than any release in accordance with Section 3.8), for which the Trustee or Collateral Agent is asked to take any action, including without limitation, execution of any release acknowledgement or authorization of any filing, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any instruments of termination, satisfaction or release reasonably requested by and prepared by the Company, the Trustee and the Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

(c)          The Company and the Guarantors shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Documents.

Section 13.3        [Reserved].

Section 13.4         Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 13.5         Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XIII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 13.6         Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XIII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

Section 13.7         Collateral Agent.

(a)         The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents, and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, and the Collateral Documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 13.7. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The Collateral Agent may perform any of its duties under this Indenture, and the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)         The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Document in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d)          [Reserved]

(e)         The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 13.7).

(f)          [Reserved].

(g)         U.S. Bank Trust Company, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)         The Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents bind the Holders on the terms as set forth in the Collateral Documents, and (iii) perform and observe its obligations under the Collateral Documents.

(i)           If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents.

(j)           The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control. Should the Trustee obtain possession or control of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)         The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents.

(l)           Reserved.

(m)        No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) unless it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (m) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)         The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o)         Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)          The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Collateral Documents.

(q)          The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture and the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Collateral Agent or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)          Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document or amendment or supplement thereto to be executed after the Issue Date; provided that the Collateral Agent shall not be required to execute or enter into any such Collateral Document which, in the Collateral Agent’s reasonable opinion is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Collateral Agent or that the Collateral Agent determines is reasonably likely to involve the Collateral Agent in personal liability. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 13.7(r), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Other than as set forth in this Indenture, any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents (subject to the first sentence of this Section 13.7(r)).

(s)           Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(t)         After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.

(u)        The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 10.5 and the other provisions of this Indenture.

(v)         In each case that the Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may, but shall not be required to (unless otherwise required by Section 8.2), seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)        Notwithstanding anything to the contrary in this Indenture or in any Collateral Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby; provided that to the extent the Collateral Agent is in possession of any Collateral or has actually received any moneys pursuant to the Collateral Documents, it shall be subject to the requirements of Section 13 of the Collateral Agreement with respect thereto.

(x)         Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, other than as set forth in this Indenture, it may require an Officer’s Certificate and, except as otherwise provided herein, an Opinion of Counsel, which shall conform to the provisions of this Section 13.7 and Section 12.2 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)          The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Collateral Documents were named as this Indenture herein. The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.7, as if references therein to Trustee were references to Collateral Agent.

(z)          The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or any income thereon. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and should not be liable for any items lost or damaged in transit.

(aa)        Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Company, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(bb)       In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (bb) shall be implied as imposing any such obligation on the Company to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

Article XIV
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 14.1         Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Company may, at its option and at any time, elect to have either Section 14.2 or Section 14.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this XIV.

Section 14.2         Legal Defeasance and Discharge. Upon the Company’s exercise under Section 14.1 hereof of the option applicable to this Section 14.1, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be deemed to have been Discharged from their obligations with respect to all outstanding Notes (including the Guarantees) and the Collateral Documents with respect to the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 14.5 hereof and the other Sections of this Indenture referred to in clauses  (1) and (2) below, and to have satisfied all of their other obligations under the Collateral Documents (and the Trustee, on written demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), and to have cured all then existing Events of Default, except for the following provisions which will survive until otherwise terminated or Discharged hereunder:

(1)          the rights of Holders of outstanding Notes issued under this Indenture to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 14.4 hereof;

(2)          the Company’s obligations with respect to the Notes under Article II concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 2.12 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;

(3)          the rights, powers, trusts, duties, indemnities and immunities of the Trustee and Collateral Agent, the Company’s and the Guarantors’ obligations in connection therewith; and

(4)          this Article VIII with respect to provisions relating to Legal Defeasance.

Section 14.3        Covenant Defeasance. Upon the Company’s exercise under Section 14.1 hereof of the option applicable to this Section 14.3, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, be released from each of their obligations under the covenants contained in Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, and Section 3.10 and Section 4.1  hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under 8.4 hereof of the option applicable to this 14.1, subject to the satisfaction of the conditions set forth in Section 14.4 hereof, Section 7.1(a)(3), Section 7.1(a)(8), Section 7.1(a)(9) and Section 7.1(a)(10) hereof shall not constitute Events of Default.

Section 14.4         Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 14.2 or Section 14.3 hereof:

(a)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated maturity, and the Company must specify whether the Notes are being defeased to maturity;

(b)          in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred:

(c)          in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)          no Event of Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(e)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company, any of its Subsidiaries or Affiliates is a party or by which the Company, any of its Subsidiaries or Affiliates is bound;

(f)          the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company, with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g)          the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the Company exercises either Legal Defeasance or Covenant Defeasance, the Liens, as they pertain to the Notes and the Guarantees, will be released and the Company and each Guarantor, as applicable, will be released from all of its obligations with respect to the Guarantees and, to the extent pertaining to the Notes and the Guarantees, the Collateral Documents.

Section 14.5       Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 14.5 hereof, all money and non-callable government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.5, the “Trustee”) pursuant to Section 14.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable government securities  deposited pursuant to Section 14.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable government securities held by it as provided in Section 14.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 14.6        Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its written request unless an abandoned property law designates another Person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 14.7       Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Dollars or non-callable government securities in accordance with Section 14.2 or Section 14.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 14.2 or Section 14.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.2 or Section 14.3 hereof, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable government securities  held by the Trustee or Paying Agent.

    Section 14.8         Release.

 Upon Legal Defeasance or Covenant Defeasance, all Liens in the Collateral shall automatically be released and the Collateral Agent shall, upon request of the Company, in accordance with the terms of this Indenture, accompanied by the documents required by Section 13.2, take all actions as may be reasonably required to evidence such termination.

[Signature on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Scott Glabe
Name: Scott Glabe
Title: Corporate Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

1

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Notes Legend, if applicable]

[Insert Non-Affiliate Legend]

TRUMP MEDIA & TECHNOLOGY GROUP CORP.
0.00% Convertible Senior Secured Note due 2028

CUSIP No.: [___]	Certificate No. [___]
ISIN No.: [___]

The Trump Media & Technology Group Corp., a Florida corporation, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of                 dollars ($           ) (as revised by the attached Schedule of Exchanges of Interests in the Global Note) on November 15, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	June 1 and December 1 of each year, commencing on December 1, 2025.

Regular Record Dates:	May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, Trump Media & Technology  Group Corp. has caused this instrument to be duly executed as of the date set forth below.

Date:	Trump Media & Technology Group Corp.

By:
Name:
Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

0.00% Convertible Senior Secured Note due 2028

This Note is one of a duly authorized issue of notes of Trump Media & Technology Group Corp., a Florida corporation (the “Company”), designated as its 0.00% Convertible Senior Secured Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of May 29, 2025 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.           Interest. This Note will not bear regular interest, and the principal amount of this Note will not accrete. Additional Interest will accrue on this Note in the circumstances, at the rates, and be payable on the dates, and in the manner, set forth in Sections 2.5, 7.3 and 3.4 of the Indenture.

2.           Maturity. This Note will mature on May 29, 2028, unless earlier repurchased, redeemed or converted.

3.           Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.4 of the Indenture.

4.           Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.         Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.           Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.2 of the Indenture.

7.           Right of the Company to Repurchase the Notes. The Company will have the right to repurchase the Notes for cash in the manner, and subject to the terms, set forth in Section 4.3 of the Indenture.

8.           Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article V of the Indenture.

9.           When the Company May Merge, Etc. Article VI of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.         Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article VII of the Indenture.

11.         Amendments, Supplements and Waivers. The Company, the Trustee, and the Collateral Agent, as applicable, may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.5 and Article VIII of the Indenture.

12.         No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.         Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14.        Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.         Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Trump Media & Technology Group Corp.
401 N. Cattlemen Rd., Ste. 200
Sarasota, FL 34232
Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

1	Insert for Global Notes only.

CONVERSION NOTICE

Trump Media & Technology Group Corp.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ [2] aggregate principal amount of

the Note identified by CUSIP No.                      and Certificate No.                      .

The undersigned represents that it is not an “affiliate” (within the meaning of Rule 144 under the Securities Act of 1933, as amended) (and was not an “affiliate” at any time during the three months prior to the date hereof).

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

2	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Trump Media & Technology Group Corp.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ [1] aggregate principal amount of

the Note identified by CUSIP No.                      and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

1	Must be an Authorized Denomination.

FORM OF ASSIGNMENT AND TRANSFER

Trump Media & Technology Group Corp.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):

☐	the entire principal amount of

☐	$ [1] aggregate principal amount of

the Notes identified by CUSIP No.                      and Certificate No.                      , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

1	Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Notes Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐
Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐
Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:
(Legal Name of Holder)

By:
Name:
Title:

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:
(Name of Transferee)
By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTES LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B-1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B-3-1

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

[      ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [          ], by and among the signatories hereto, as Guarantor[s] ([each a] [the] “Guaranteeing Subsidiary”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Trump Media & Technology Group Corp., a Florida corporation (the “Company”), the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of May 29, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,000,000,000 of 0.00% Convertible Senior Secured Notes due 2028 (the “Notes”) of the Company;

WHEREAS, the Indenture provides that [the] [each] Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which [each] such Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company’s Note Obligations on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

2.             Agreement to Guarantee. [Each] [The] Guaranteeing Subsidiary hereby agrees to be a Guarantor, and hereby becomes a Guarantor, under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 11 thereof.

3.             Execution and Delivery. [Each] [The] Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4.             Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture and the Transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

6.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by [each] [the] Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT D

FORM OF COMPANY CONVERSION NOTICE

Trump Media & Technology Group Corp.

0.00% Convertible Senior Secured Notes due 2028

Subject to the terms of the Indenture, by executing and delivering this Company Conversion Notice, the Company hereby notifies the Holder of the Note (with a copy to the Trustee) of the entire principal amount of the Notes identified by CUSIP No.                     .

By delivering this Company Conversion Notice, the Company hereby represents and warrants that the following conditions are satisfied as of the date hereof:

(A)	the shares issuable upon conversion of the Notes are Freely Tradable; and
(B)	no Event of Default has occurred and be continuing.

The Company acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note shall be entitled to an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Trump Media & Technology Group Corp.

By:
Name:
Title:
Date:

D-1